Credit Suisse Institutional Fund - Investment Grade Fixed Income Portfolio Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended April 30, 2006


Portfolio:			Credit Suisse Institutional
				Fund - Investment Grade Fixed Income Portfolio




Security:			Wellpoint Inc. 144A


Date Purchased:			01/05/2006


Price Per Share:		$99.83


Shares Purchased
by the Portfolio *:		20


Total Principal Purchased
by the Portfolio *:		$19,966.60


% of Offering Purchased
by the Portfolio:		.003%


Broker:				Bank of America


Member:				Co-Manager





Security:			Oracle Corp.


Date Purchased:			01/10/2006


Price Per Share:		$99.45


Shares Purchased
by the Portfolio *:		35


Total Principal Purchased
by the Portfolio *:		$34,806.45


% of Offering Purchased
by the Portfolio:		0.002%


Broker:				Citigroup Global Markets


Member:				Co-Manager




Security:			CIT Group Holdings Inc.


Date Purchased:			01/23/2006


Price Per Share:		$99.89


Shares Purchased
by the Portfolio *:		25


Total Principal Purchased
by the Portfolio *:		$24,971.25


% of Offering Purchased
by the Portfolio:		0.003%


Broker:				Lehman Brothers Inc.

Member:				Co-Manager




Security:			Cisco Systems


Date Purchased:			02/14/2006


Price Per Share:		$99.81


Shares Purchased
by the Portfolio *:		20


Total Principal Purchased
by the Portfolio *:		$19,961.80

% of Offering Purchased
by the Portfolio:		0.001%


Broker:				Morgan Stanley & Co. Inc.

Member:				Co-Manager





Security:			Residential Capital Corp.


Date Purchased:			02/15/2006


Price Per Share:		$99.60


Shares Purchased
by the Portfolio *:		95


Total Principal Purchased
by the Portfolio *:		$94,620.00


% of Offering Purchased
by the Portfolio:		0.006%


Broker:				Bank of America

Member:				Joint Lead Manager




Security:			Residential Capital


Date Purchased:			04/11/2006


Price Per Share:		$99.71


Shares Purchased
by the Portfolio *:		65


Total Principal Purchased
by the Portfolio *:		$64,812.80


% of Offering Purchased
by the Portfolio:		.004%


Broker:				Citigroup Global Markets


Member:				Co-Manager